Exhibit 23.01
                                                                   -------------


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 9, 2004 relating to the financial statements and financial statement schedule of DSL.net, Inc., which appears in DSL.net, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.



PricewaterhouseCoopers LLP

Stamford, Connecticut
August 23, 2004